AMENDMENT

     This  Amendment is made this 25th day of April 1997 by and among Channel 32
Incorporated   ("Seller")  and  Acme  Television  Holdings  of  Oregon,   L.L.C.
("Buyer").

     WHEREAS, Seller and Buyer executed that certain Asset Purchase Agreement (the "Agreement") on January 31, 1997 concerning the sale of the assets for television stations KWBP-TV in Salem, Oregon (the "Station"); and

     WHEREAS,   Seller  and  Buyer  filed  an   application   with  the  Federal
Communications Commission ("FCC") seeking the FCC's approval for the assignment of the Station's FCC Licenses from Seller to Buyer; and

     WHEREAS, the FCC has requested that Seller and Buyer modify certain language in Section 1.2.3. of the Agreement;

     NOW, THEREFORE, in view of the foregoing and the mutual premises and covenants contained herein, Seller and Buyer hereby agree as follows:

1.   Section 1.2.3 of the Agreement is amended to read as follows:

          Loan to Seller. If the Closing does not occur by May 31, 1997, Buyer will loan or cause to be loaned to Seller Ten Million Dollars ($10,000,000) on that date to be used to pay in full all outstanding balances of any debt of Seller. The loan will be payable at the Closing or, in the event there is no Closing, within twelve (12) months from the termination of the Purchase Agreement. The loan will be evidenced by a
          Promissory Note (the "Note") in the form of Exhibit A annexed hereto which will bear annual interest on the outstanding principal (with the rate of interest to be

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          determined by the third party lender providing the
          funds). If there is no Closing then, in that event, Seller and Buyer will immediately commence efforts to refinance or recapitalize the Seller. If no agreement can be reached by the parties within 120 days after termination with respect to any refinancing or recapitalization plan, then, in that event, Seller shall initiate efforts in conjunction with Buyer and/or its principals to sell the Station to a third party. The proceeds of the sale to a third party will be used to (1) first repay the aforementioned loan and accrued interest (to the extent not previously paid), (2) then reimburse Buyer for any net losses incurred by Buyer under the MA and (3) then pay Buyer 50% of the gross amount received in excess of $22 Million. The loan will be secured by (1) a first security interest in accordance with the form annexed hereto as Exhibit B in all the Station Assets (except the FCC Licenses) and in the proceeds of the sale of all the Station Assets, including but not limited to the FCC Licenses, (2)
          pledges  of  stock  for   Seller   and   Peregrine
          Communication,  Ltd.  ("Peregrine")  and  (3)  the
          personal   guarantees  of  Roy  Rose,   Daniel  J.
          Alderman, and Hampton Holdings,  L.L.C., an Oregon
          limited   liability   company,   in  the  form  of
          Exhibit C  annexed  hereto:  provided,  that Buyer
          will  not  invoke   its   remedies   under   those
          guarantees unless and until it is determined that the aforementioned pledged stock is insufficient
          to  repay  the   amounts   due  Buyer   under  the
          aforementioned loan.

     2. Except as set forth in paragraph 1 of this Amendment, the Agreement, as amended on February 26, 1997, remains unchanged.

     3. This Amendment may be executed in counterparts, and all counterparts shall collectively be deemed one and the same document.


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



     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

                                           CHANNEL 32 INCORPORATED


                                           By:/s/Roy Rose
                                              --------------------------------
                                              Roy Rose, Chief Executive Officer


                                           ACME TELEVISION HOLDINGS OF
                                           OREGON, L.L.C.


                                           By:/s/Douglas Gealy
                                              --------------------------------
                                              Douglas Gealy, Managing Member




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